Exhibit 99.1
PRESS RELEASE

DATE:	June 15, 2006

FROM:	Skyline Corporation
Elkhart, Indiana
     Skyline Corporation declared a special cash dividend of two dollars ($2.00) per share on the outstanding shares of Skyline Corporation Common Stock payable August 1, 2006, to shareholders of record at the close of business July 14, 2006.
     This represents a special onetime dividend declared at the discretion of the Board of Directors and is separate from and has no relationship to the regular quarterly dividends.

Samuel S. Thompson
Corporate Counsel
Skyline Corporation
Elkhart, Indiana